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                                                            Exhibit 99.(e)(1)(c)

                                  SCHEDULE A-2

                      EATON VANCE SPECIAL INVESTMENT TRUST
                             DISTRIBUTION AGREEMENT
                          EFFECTIVE: DECEMBER 31, 1998


Name of Fund                         Prior Agreements Relating to Class B and/or
Adopting this Agreement              Class C Assets
-----------------------              -------------------------------------------

Eaton Vance Institutional
  Short Term Treasury Fund            N/A